EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

February 6, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Tidelands Oil & Gas Corporation
                File No. 000-29613

Dear Sir or Madam:

           We have read Item 4.01 of the Form 8-K of Tidelands Oil & Gas Corporation dated  January 23, 2008 and agree with the statements relating only to RBSM LLP  Certified Public Accountants contained therein.

Very truly yours,

/s/ RBSM LLP
RBSM LLP